Exhibit 99.2 4Q10 SUPPLEMENTAL INFORMATION

CORPORATE Corporate Profile | 2 Analyst Coverage | 3 Investor Relations Contacts | 3 Executive Officers | 4 Forward-Looking Statements and Risk Factors | 5 Additional Information | 5 FINANCIAL Consolidated Balance Sheets (Unaudited) | 6 Consolidated Statements of Income (Unaudited) | 7 Funds from Operations Reconciliation | 8 Funds Available for Distribution Reconciliation | 9 Adjusted EBITDA Reconciliation | 10 Net Operating Income Reconciliation | 11 Outlook Reconciliation | 12 Normalizing Items | 13 Revenue and Lease Maturity | 13 Debt Maturities and Principal Payments | 14 Fixed and Floating Rate Debt | 14 Current Capitalization | 15 INVESTMENT Gross Investment Activity — Quarter | 16 Gross Investment Activity — Year | 17 Investment Timing | 18 Disposition Activity | 18 Discontinued Operations | 18 PORTFOLIO Portfolio Composition | 19 Investment Metrics | 19 Portfolio Concentration | 20 Top Ten Customer Descriptions | 21 MSA and Region Concentration | 22 Portfolio Performance | 23 Entrance Fee Portfolio | 23 Same Store Revenue Growth | 23 Portfolio Composition — Senior Housing-Operating | 24 Portfolio Performance — Senior Housing | 25 Portfolio Performance — Skilled Nursing | 26 Portfolio Performance — Hospitals | 27 Portfolio Composition — Medical Office Buildings | 28 Portfolio Performance — Medical Office Buildings | 28 Portfolio Concentration — Medical Office Buildings | 29 Portfolio Composition — Life Science Buildings | 30 Development Activity | 31 Development Funding Projections | 31 Development Project Conversion Estimates | 31 Unstabilized Properties | 32 Portfolio Trends | 33 GLOSSARY Glossary | 34 Supplemental Reporting Measures | 37 TABLE OF CONTENTS

CORPORATE

HEALTH CARE REIT, INC., founded in 1970, is a leading investor in senior living and health care real estate. The company, with an enterprise value of $12.1 billion, has a portfolio that spans the full spectrum of health care real estate, including senior living communities, medical office buildings, inpatient and outpatient medical centers and life sciences facilities. The company adds value to its clients by providing comprehensive services including planning, developing, managing, repositioning, and monetizing real estate assets.

Data as of:	December 31, 2010				
NYSE Symbol:	HCN	Enterprise Value (1):	$12.1 billion	Investment Concentration*	
Closing Price:	$47.64	Gross Real Estate Assets (1):	$9.8 billion	Top 5 Customers (1)	30%
52 Week Hi/Lo:	$52.06/$38.42	Debt to Market Capitalization:	38%	Top 5 States (1)	41%
Dividend/Yield:	$2.76/5.79%	Debt to Book Capitalization:	49%	* % of total investments	
Shares Outstanding:	147 million				

RELATIONSHIP FOCUSED, LONG-TERM STRATEGY

Health Care REIT's investment philosophy is based on establishing long-term relationships with health care systems and senior living operators. Throughout the company's 41-year history, it has been a long-term capital provider and partner adding value to its clients through comprehensive planning, development and property management services. The relationship with Health Care REIT enables our tenants to grow profitably, while concentrating on what they do best – providing quality care to patients and residents.

SPEED AND CERTAINTY OF EXECUTION

Health Care REIT's experience and knowledge enable it to make investment decisions within days, rather than weeks or months. The company has accessed over $6.2 billion in capital in the last five years, including $998 million in 2009 and $3.0 billion during the twelve months ended December 31, 2010. The company's $1.15 billion line of credit ensures new investments will be funded on time.

DEVELOPMENT FUNDING
$ millions


$621
$555
$339
$212
$33
2008
2009
2010
2011E (2)
Future (2)

GROSS REAL ESTATE ASSETS (1)
$ millions


$4,477
$5,498
$6,462
$6,764
$9,828
$10,993
2006
2007
2008
2009
2010
2011E (3)

Notes:
(1) Includes joint venture investments.
(2) Represents projected future funding for projects underway as of December 31, 2010.
(3) Based on HCN 2011 net investment guidance of $1.2 billion.

2

SECURE DIVIDEND Health Care REIT maintains a commitment to conservative balance sheet management and underwriting, asset and property management protocols that ensure prudent investments and proactive management over the life of its long-term leases. The company has declared 159 consecutive quarterly dividends during its 41-year history and remains focused on delivering attractive stockholder returns. GROWTH SINCE INCEPTION* SOLID DIVIDEND PAYMENT RECORD* $3,500,000 $3,000,000 $3.00 $2,500,000 $2.50 $2,000,000 $2.00 $1,500,000 $1.50 $1,000,000 $1.00 $500,000 $0.50 $0 $0.00 71 75 79 83 87 91 95 99 03 07 71 74 77 80 83 86 89 92 95 98 01 04 07 10 *value of $10,000 investment made 6/30/1971, *adjusted for stock splits assuming reinvestment of dividends TOTAL RETURNS* 1 year 12.4% 3 years 8.2% 5 years 13.6% 10 years 19.3% 20 years 15.7% Since inception 15.9% *assumes reinvestment of dividends ANALYST COVERAGE Robert W. Baird & Co. Bank of America Merrill Lynch BMO Capital Markets Corp. Cowen and Company Deutsche Bank Securities Inc. Edward Jones Fagenson & Co., Inc. Goldman Sachs & Co. Green Street Advisors, Inc. J.J.B. Hilliard, W.L. Lyons, LLC Jefferies & Company, Inc. J.P. Morgan Securities Inc. KeyBanc Capital Markets Inc. Morgan Keegan & Co., Inc. Raymond James & Associates, Inc. Sandler O-Neill + Partners, L.P. Stifel Nicolaus & Company, Inc. UBS Securities LLC Wells Fargo Securities, LLC CORPORATE INVESTOR RELATIONS ANALYST / INVESTOR CONTACT Scott A. Estes EVP & CFO sestes@hcreit.com Michael A. Crabtree SVP & Treasurer mcrabtree@hcreit.com GENERAL INQUIRIES Erin C. Ibele SVP-Administration & Corporate Secretary info@hcreit.com 3

CORPORATE 4 George L. Chapman Chairman, Chief Executive Officer & President Mr. Chapman is Chairman, Chief Executive Officer and President of the company. Mr. Chapman served as Chairman and Chief Executive Officer of the company from October 1996 to January 2009. He assumed the additional title of President of the company in January 2009. Mr. Chapman previously served as President of the company from September 1995 to May 2002. From January 1992 to September 1995, he served as Executive Vice President and General Counsel of the company. Scott A. Estes EVP & Chief Financial Officer Mr. Estes is currently Executive Vice President and Chief Financial Officer. He served as Senior Vice President and Chief Financial Officer of the company since March 2006 and served as Vice President of Finance of the company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Equity Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities. Charles J. Herman, Jr. EVP & Chief Investment Officer Mr. Herman has served as Executive Vice President and Chief Investment Officer of the company since March 2006. Mr. Herman served as Vice President and Chief Investment Officer of the company from May 2004 to March 2006 and served as Vice President of Operations from August 2000 to May 2004. From 1998 to August 2000, Mr. Herman was a founding member and President of Herman/Turner Group, LLC, a health care consulting company. Prior to that, Mr. Herman was a founder and Chief Operating Officer of Capital Valuation Group, a health care consulting firm founded in 1991. Jeffrey H. Miller EVP — Operations & General Counsel Mr. Miller has served as Executive Vice President and General Counsel of the company since March 2006 and assumed the additional title of Executive Vice President-Operations in January 2009. He served as Vice President and General Counsel of the company from July 2004 to March 2006. From 1996 to June 2004, Mr. Miller was a partner in the real estate practice group of the law firm of Shumaker, Loop & Kendrick, LLP. John T. Thomas EVP — Medical Facilities Mr. Thomas has served as Executive Vice President-Medical Facilities since January 2009. He served as President and Chief Development Officer of Cirrus Health from July 2005 to January 2009. Mr. Thomas served as Senior Vice President/General Counsel for Baylor Health Care System from October 2000 to July 2005 and as General Counsel/Secretary for the St. Louis division of the Sisters of Mercy Health System from April 1997 to October 2000.

Forward-Looking Statements and Risk Factors This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, senior housing and life sciences industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life sciences tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements. Additional Information The information in this supplemental information package should be read in conjunction with the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated February 16, 2011 and other information filed with, or furnished to, the Securities and Exchange Commission (“SEC”). The Supplemental Reporting Measures and reconciliation of Non-GAAP measures are an integral part of the information presented herein. You can access the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. CORPORATE 5

FINANCIAL 6 Consolidated Balance Sheets (unaudited) (dollars in thousands) December 31, 2010 2009
Assets Real estate investments: Real property owned Land and land improvements $727,050 $521,055 Buildings and improvements 7,627,132 5,185,328 Acquired lease intangibles 258,079 127,390 Real property held for sale, net of accumulated depreciation 23,441 45,686 Construction in progress 356,793 456,832 Gross real property owned 8,992,495 6,336,291 Less accumulated depreciation and amortization (836,966) (677,851) Net real property owned 8,155,529 5,658,440 Real estate loans receivable (1) 436,580 427,363 Less allowance for losses on loans receivable (1,276) (5,183) Net real estate loans receivable 435,304 422,180 Net real estate investments 8,590,833 6,080,620 Other assets: Equity investments 237,107 5,816 Goodwill 51,207 - Deferred loan expenses 32,960 22,698 Cash and cash equivalents 131,570 35,476 Restricted cash 79,069 23,237 Receivables and other assets (2) 328,988 199,339 Total other assets 860,901 286,566 Total assets $9,451,734 $6,367,186 Liabilities and equity Liabilities: Borrowings under unsecured lines of credit arrangements $300,000 $140,000 Senior unsecured notes 3,034,949 1,653,027 Secured debt 1,125,906 620,995 Capital lease obligations 8,881 - Accrued expenses and other liabilities 244,345 145,713 Total liabilities 4,714,081 2,559,735 Equity: Preferred stock 291,667 288,683 Common stock 147,155 123,385 Capital in excess of par value 4,932,468 3,900,666 Treasury stock (11,352) (7,619) Cumulative net income 1,676,196 1,547,669 Cumulative dividends (2,427,881) (2,057,658) Accumulated other comprehensive income (11,099) (2,891) Other equity 5,697 4,804 Total Health Care REIT, Inc. stockholders’ equity 4,602,851 3,797,039 Noncontrolling interests 134,802 10,412 Total equity 4,737,653 3,807,451 Total liabilities and equity $9,451,734 $6,367,186 Notes: Includes non-accrual loan balances of $9,691,000 and $67,126,000 at December 31, 2010 and 2009, respectively. Includes net straight-line receivable balances of $86,669,000 and $79,760,000 at December 31, 2010 and 2009, respectively.

Consolidated Statements of Income (unaudited) (amounts in thousands except per share data) Three Months Ended Year Ended December 31, December 31, 2010 2009 2010 2009 Revenues: Rental income $149,397 $127,179 $581,424 $497,419 Resident fees and service 38,197 — 51,006 - Interest income 12,419 10,246 40,855 40,885 Other income 2,443 1,578 7,245 5,388 Prepayment fees — 2,400 — 2,400 Total revenues 202,456 141,403 680,530 546,092 Expenses: Interest expense 47,867 24,161 157,108 102,117 Property operating expenses 37,261 11,454 83,120 45,896 Depreciation and amortization 61,504 38,990 197,118 150,728 General and administrative expenses 14,298 10,908 54,626 49,691 Transaction costs 19,359 — 46,660 - Loss (gain) on extinguishment of debt — 410 34,171 25,107 Provision for loan losses 766 23,121 29,684 23,261 Total expenses 181,055 109,044 602,487 396,800 Income from continuing operations before income taxes and income from unconsolidated joint ventures 21,401 32,359 78,043 149,292 Income tax expense (38) (151) (364) (168) Income from unconsolidated joint ventures 2,177 — 6,673 - Income from continuing operations 23,540 32,208 84,352 149,124 Discontinued operations: Gain (loss) on sales of properties 15,557 16,487 36,115 43,394 Impairment of assets — (23,350) (947) (25,223) Income from discontinued operations, net 1,249 11,493 9,364 25,632 Discontinued operations, net 16,806 4,630 44,532 43,803 Net income 40,346 36,838 128,884 192,927 Less: Preferred stock dividends 5,305 5,520 21,645 22,079 Net income (loss) attributable to noncontrolling interests 740 (382) 357 (342) Net income attributable to common stockholders $34,301 $31,700 $106,882 $171,190 Average number of common shares outstanding: Basic 138,126 122,700 127,656 114,207 Diluted 138,738 123,105 128,208 114,612 Net income attributable to common stockholders per share: Basic $0.25 $0.26 $0.84 $1.50 Diluted $0.25 $0.26 $0.83 $1.49 Common dividends per share $0.69 $0.68 $2.74 $2.72 FINANCIAL 7

FINANCIAL 8
Funds From Operations Reconciliation * (amounts in thousands except per share data) Three Months Ended Year Ended December 31, December 31, 2010 2009 2010 2009 Net income attributable to common stockholders $34,301 $31,700 $106,882 $171,190 Depreciation and amortization (1) 62,406 41,780 202,543 164,923 Loss (gain) on sales of properties (15,557) (16,487) (36,115) (43,394) Noncontrolling interests (2) (1,200) (703) (2,749) (965) Unconsolidated joint ventures (3) 2,720 — 8,514 - Funds from operations 82,670 56,290 279,075 291,754 Normalizing items, net (4) 21,478 36,422 116,068 67,041 Funds from operations — normalized $104,148 $92,712 $395,143 $358,795 Average diluted common shares outstanding 138,738 123,105 128,208 114,612 Per diluted share data: Net income attributable to common stockholders $0.25 $0.26 $0.83 $1.49 Funds from operations $0.60 $0.46 $2.18 $2.55 Funds from operations — normalized $0.75 $0.75 $3.08 $3.13 Normalized FFO Payout Ratio Dividends per share $0.69 $0.68 $2.74 $2.72 FFO per diluted share — normalized $0.75 $0.75 $3.08 $3.13 Normalized FFO payout ratio 92% 91% 89% 87% Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. (2) Represents noncontrolling interests’ share of transaction costs and depreciation and amortization. (3) Represents HCN’s share of unconsolidated joint venture’s depreciation and amortization. (4) See page 13 for schedule of normalizing items.

FINANCIAL

Funds Available for Distribution Reconciliation *

(amounts in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2010	2009	2010	2009
Net income attributable to common stockholders	**$ 34,301**	**$ 31,700**	**$ 106,882**	**$ 171,190**
Depreciation and amortization (1)	62,406	41,780	202,543	164,923
Loss (gain) on sales of properties	(15,557)	(16,487)	(36,115)	(43,394)
Noncontrolling interests (2)	(1,073)	(1,146)	(2,708)	(1,457)
Unconsolidated joint ventures (3)	1,150	-	3,485	-
Gross straight-line rental income	(2,302)	(4,917)	(14,717)	(19,415)
Prepaid/straight-line rent receipts	2,323	7,211	8,537	30,674
Amortization related to above/(below) market leases, net	(745)	(369)	(2,856)	(1,713)
Non-cash interest expense	3,187	3,387	13,945	11,897
Cap-ex, tenant improvements, lease commissions	(8,128)	(5,025)	(21,799)	(13,819)
Funds available for distribution	**75,562**	**56,134**	**257,197**	**298,886**
Normalizing items, net (4)	21,478	36,422	116,068	67,041
Prepaid/straight-line rent receipts	(2,323)	(7,211)	(8,537)	(30,674)
Funds available for distribution — normalized	**$ 94,717**	**$ 85,345**	**$ 364,728**	**$ 335,253**
Average diluted common shares outstanding	138,738	123,105	128,208	114,612
Per diluted share data:				
Net income attributable to common stockholders	$ 0.25	$ 0.26	$ 0.83	$ 1.49
Funds available for distribution	$ 0.54	$ 0.46	$ 2.01	$ 2.61
Funds available for distribution — normalized	$ 0.68	$ 0.69	$ 2.84	$ 2.93

Normalized FAD Payout Ratio				
Dividends per share	$ 0.69	$ 0.68	$ 2.74	$ 2.72
FAD per diluted share — normalized	$ 0.68	$ 0.69	$ 2.84	$ 2.93
Normalized FAD payout ratio	101%	99%	96%	93%

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Represents noncontrolling interests' share of transaction costs, depreciation and amortization, gross straight-line rental income, amortization of above/below market leases and non-cash interest expense.

(3) Represents HCN's share of unconsolidated joint venture's depreciation and amortization, gross straight-line rental income, amortization of above/below market leases and non-cash interest expense.

(4) See page 13 for schedule of normalizing items.

9

FINANCIAL

Adjusted EBITDA Reconciliation *

(dollars in thousands)

	Twelve Months Ended December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Net income	**$ 192,927**	**$ 157,976**	**$ 144,282**	**$ 125,377**	**$ 128,884**
Interest expense (3)	109,772	111,746	121,964	138,116	160,960
Income tax expense	168	201	368	475	364
Depreciation and amortization (3)	164,923	167,177	173,897	181,918	202,543
Stock-based compensation (4)	9,633	10,619	10,736	10,669	11,823
Provision for loan losses	23,261	23,121	23,121	52,039	29,684
Loss (gain) on extinguishment of debt	25,107	44,822	51,857	34,582	34,171
Adjusted EBITDA	**$ 525,791**	**$ 515,662**	**$ 526,225**	**$ 543,176**	**$ 568,429**
Interest Coverage Ratio (1)					
Interest expense (3)	$ 109,772	$ 111,746	$ 121,964	$ 138,116	$ 160,960
Capitalized interest (5)	41,170	38,381	32,631	26,313	20,792
Non-cash interest expense	(11,898)	(11,967)	(12,782)	(14,145)	(13,945)
Total interest	**$ 139,044**	**$ 138,160**	**$ 141,813**	**$ 150,284**	**$ 167,807**
Adjusted EBITDA	$ 525,791	$ 515,662	$ 526,225	$ 543,176	$ 568,429
Adjusted interest coverage ratio	**3.78x**	**3.73x**	**3.71x**	**3.61x**	**3.39x**
Fixed Charge Coverage Ratio (2)					
Total interest (3)	$ 139,044	$ 138,160	$ 141,813	$ 150,284	$ 167,807
Secured debt principal amortization	9,292	10,464	12,612	14,333	16,652
Preferred dividends	22,079	22,064	22,032	21,860	21,645
Total fixed charges	**$ 170,415**	**$ 170,688**	**$ 176,457**	**$ 186,477**	**$ 206,104**
Adjusted EBITDA	$ 525,791	$ 515,662	$ 526,225	$ 543,176	$ 568,429
Adjusted fixed charge coverage ratio	**3.09x**	**3.02x**	**2.98x**	**2.91x**	**2.76x**
Net Debt to EBITDA Ratio					
Total debt	$ 2,414,022	$ 2,828,487	$ 3,154,763	$ 3,471,455	$ 4,469,736
Less: cash and cash equivalents	(35,476)	(36,558)	(55,423)	(181,147)	(131,570)
Net debt	**$ 2,378,546**	**$ 2,791,929**	**$ 3,099,340**	**$ 3,290,308**	**$ 4,338,166**
Adjusted EBITDA	525,791	515,662	526,225	543,176	568,429
Net debt to adjusted EBITDA ratio	**4.52x**	**5.41x**	**5.89x**	**6.06x**	**7.63x**

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times.

(2) A comparable covenant in our unsecured line of credit arrangement is a minimum of 1.75 times.

(3) Interest expense and depreciation and amortization include discontinued operations.

(4) Stock-based compensation expense was $2,065,000 and $11,823,000 for the three and twelve months ended December 31, 2010, respectively.

(5) Capitalized interest was $4,784,000 and $20,792,000 for the three and twelve months ended December 31, 2010, respectively.

10

FINANCIAL

Net Operating Income Reconciliation *

(dollars in thousands)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	Year Ended December 31, 2010	Year Ended December 31, 2009
Total revenues:				
Senior housing and care:				
Rental income (2):				
Senior housing	$ 55,658	$ 47,856	$ 220,383	$ 190,684
Skilled nursing	39,096	40,733	162,521	167,426
Sub-total rental income	**94,754**	**88,589**	**382,904**	**358,110**
Resident fees and service	38,197	-	51,006	-
Interest income	9,593	9,045	36,176	35,944
Other income	661	3,389	3,386	5,308
Total senior housing and care income	**143,205**	**101,023**	**473,472**	**399,362**
Medical facilities:				
Rental income (2):				
Medical office	44,532	35,980	170,435	136,834
Hospitals	13,494	10,779	50,071	44,967
Life sciences (1)	10,521	-	34,002	-
Sub-total rental income	**68,547**	**46,759**	**254,508**	**181,801**
Interest income	2,826	1,201	4,679	4,941
Other income	185	8,415	985	9,369
Total medcial facilities income	**71,558**	**56,375**	**260,172**	**196,111**
Non-segment/corporate other income	1,597	233	2,874	1,170
Total revenues	**216,360**	**157,631**	**736,518**	**596,643**
Property operating expenses:				
Senior housing and care	24,628	-	32,621	-
Medical facilities (1,2)	16,147	11,964	63,551	48,965
Non-segment/corporate	-	-	-	-
Total property operating expenses	**40,775**	**11,964**	**96,172**	**48,965**
Net operating income:				
Senior housing and care	118,577	101,023	440,851	399,362
Medical facilities	55,411	44,411	196,621	147,146
Non-segment/corporate	1,597	233	2,874	1,170
Net operating income	**$ 175,585**	**$ 145,667**	**$ 640,346**	**$ 547,678**

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) Includes HCN's share of revenues and expenses from unconsolidated joint ventures. Please see page 30 for additional information.

(2) The three months ended December 31, 2010 includes the following amounts (in thousands):

Rental income from discontinued operations:	
Senior housing	$ 828
Skilled nursing	2,301
Hospitals	-
Medical office	254
Total	**$ 3,383**
Non-cash rental income from continuing operations:	
Senior housing	$ 379
Skilled nursing	(115)
Hospitals	256
Medical office	2,200
Life sciences (1)	1,155
Total	**$ 3,875**
Property operating expenses from discontinued operations:	
Medical office	$ 306
Hospitals	353
Total	**$ 659**

11

FINANCIAL 12 Outlook Reconciliation: Year ended December 31, 2011 (amounts represent per share data) Current Outlook Low High FFO Reconciliation* Net income attributable to common stockholders $1.02 $1.12 Depreciation and amortization (1) 2.23 2.23 Funds from operations $3.25 $3.35 FAD Reconciliation* Net income attributable to common stockholders $1.02 $1.12 Depreciation and amortization (1) 2.23 2.23 Net straight-line rent and above/below amortization (1) (0.17) (0.17) Non-cash interest expense 0.10 0.10 Cap-ex, tenant improvements, lease commissions (0.17) (0.17) Funds available for distribution $3.01 $3.11 Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Amounts presented net of noncontrolling interests’ share and HCN’s share of unconsolidated joint ventures.

FINANCIAL

Normalizing Items *

(amounts in thousands except per share data)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	Year Ended December 31, 2010	Year Ended December 31, 2009
Impairment of assets	$ -	$ 23,350	$ 947	$ 25,223
Prepayment fees	-	(2,400)	-	(2,400)
Transaction costs	19,359	-	46,660	-
Special stock compensation grants/payments	1,000	-	3,853	3,909
Loss (gain) on extinguishment of debt	-	410	34,171	25,107
Provision for loan losses	766	23,121	29,684	23,261
Held for sale hospital operating expenses	353	-	1,753	-
Non-recurring other income	-	(8,059)	(1,000)	(8,059)
Total	**$ 21,478**	**$ 36,422**	**$ 116,068**	**$ 67,041**
Average diluted shares outstanding	138,738	123,105	128,208	114,612
Net amount per diluted share	$ 0.15	$ 0.30	$ 0.91	$ 0.58

Revenue and Lease Maturity

(amounts in thousands except per share data)

	Rental Income (1)							
Year	Senior Housing	Skilled Nursing	Hospitals	Medical Office	Total Rental Income	Interest Income (2)	Total Revenues	% of Total
2011	$ 9,499	$ -	$ -	$ 9,631	$ 19,130	$ 8,281	$ 27,411	3.8%
2012	5,549	6,887	-	11,903	24,339	1,508	25,847	3.6%
2013	42,678	-	-	10,222	52,900	16,243	69,143	9.6%
2014	2,149	6,349	-	10,718	19,216	4,490	23,706	3.3%
2015	-	2,014	-	11,410	13,424	(4,084)	9,340	1.3%
2016	-	3,367	-	13,602	16,969	451	17,420	2.4%
2017	12,688	3,875	2,350	9,927	28,840	4,433	33,273	4.6%
2018	38,459	7,084	-	4,498	50,041	1,512	51,553	7.2%
2019	9,463	18,465	-	10,262	38,190	419	38,609	5.4%
2020	27,473	23,619	5,980	8,651	65,723	1,756	67,479	9.4%
Thereafter	180,799	70,951	45,165	55,412	352,327	3,028	355,355	49.4%
	$ 328,757	**$ 142,611**	**$ 53,495**	**$ 156,236**	**$ 681,099**	**$ 38,037**	**$ 719,136**	**100.0%**

Notes:
* Please see discussion of Supplemental Reporting Measures on page 37.
(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles.
(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

13

FINANCIAL

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Line of Credit (1)	Senior Notes (2,3)	Secured Debt (2,4)	Consolidated Debt (5)	% of Total	Joint Ventures (6)	Combined Debt	% of Total
2011	$ -	$ -	$ 24,048	$ 24,048	0.5%	$ 26,216	$ 50,264	1.1%
2012	300,000	76,853	91,979	468,832	10.4%	38,898	507,730	10.9%
2013	-	300,000	85,508	385,508	8.6%	28,071	413,579	8.8%
2014	-	-	188,009	188,009	4.2%	24,122	212,131	4.5%
2015	-	250,000	150,311	400,311	8.9%	8,231	408,542	8.7%
2016	-	300,000	126,064	426,064	9.5%	41,029	467,093	10.0%
2017	-	450,000	27,812	477,812	10.6%	2,041	479,853	10.3%
Thereafter	-	1,688,077	439,984	2,128,061	47.3%	10,156	2,138,217	45.7%
Totals	**$ 300,000**	**$3,064,930**	**$ 1,133,715**	**$4,498,645**	**100.0%**	**$ 178,764**	**$4,677,409**	**100.0%**
Weighted Avg Interest Rate (7)	**0.9%**	**5.1%**	**6.0%**	**5.1%**		**6.8%**	**5.1%**	
Weighted Avg Maturity (3)	**1.6**	**9.6**	**9.5**	**9.1**		**4.2**	**8.9**	

Fixed and Floating Rate Debt

(dollars in thousands)

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 3,064,930	68.1%	$ 3,064,930	65.5%
Secured debt	1,030,070	22.9%	1,208,834	25.9%
Total fixed	**$ 4,095,000**	**91.0%**	**$ 4,273,764**	**91.4%**
Floating Rate Debt				
Line of credit	$ 300,000	6.7%	$ 300,000	6.4%
Secured debt	103,645	2.3%	103,645	2.2%
Total floating	**$ 403,645**	**9.0%**	**$ 403,645**	**8.6%**
Total debt	**$ 4,498,645**	**100.0%**	**$ 4,677,409**	**100.0%**

Notes:

(1) Current line of credit capacity of $1.15 billion with remaining availability of $850 million at December 31, 2010. Line of credit currently matures on August 5, 2012.

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) $126 million of convertible senior notes are puttable on December 1, 2011, $168 million of convertible senior notes are puttable on July 15, 2012 and $494 million of convertible senior notes are puttable on December 1, 2014. Weighted average maturities would be 5.8 years and 6.5 years for senior notes and consolidated debt, respectively, using the puttable dates.

(4) Secured debt includes $487,706,000 related to HCN's senior housing – operating partnerships.

(5) Excludes capital lease obligations of $8.9 million that mature in April 2015.

(6) Represents HCN's share of secured debt of unconsolidated joint ventures.

(7) Line of credit interest rate represents 1-month LIBOR + 60 bps at December 31, 2010. Senior notes and secured debt average interest rate represents the face value note rate.

14

Current Capitalization (amounts in thousands except per share data) Consolidated % of Total Book Capitalization Line of credit $300,000 3.2% Long-term debt obligations 4,169,736 45.3% Debt to consolidated book capitalization (1) 4,469,736 48.5% Total equity 4,737,653 51.5% Consolidated book capitalization $9,207,389 100.0% HCN share of unconsolidated joint venture debt 178,764 Total book capitalization $9,386,153 Undepreciated Book Capitalization Line of credit $300,000 3.0% Long-term debt obligations 4,169,736 41.5% Debt to consolidated undepreciated book capitalization 4,469,736 44.5% Accumulated depreciation and amortization 836,966 8.3% Total equity 4,737,653 47.2% Consolidated undepreciated book capitalization $10,044,355 100.0% HCN share of unconsolidated joint venture debt 178,764 Total undepreciated book capitalization $10,223,119 Enterprise Value Line of credit $300,000 2.5% Long-term debt obligations 4,169,736 35.0% Debt to consolidated enterprise value 4,469,736 37.5% Common shares outstanding 147,097 Period end share price $47.64 Common equity market capitalization 7,007,701 58.9% Noncontrolling interests 134,802 1.1% Preferred stock 291,667 2.5% Consolidated enterprise value $11,903,906 100.0% HCN share of unconsolidated joint venture debt 178,764 Total enterprise value $12,082,670 Secured Debt as % of Total Assets (2) Secured debt $1,125,906 11.9% Total assets $9,451,734 Total Debt as % of Total Assets (3) Total debt $4,469,736 47.3% Total assets $9,451,734 Unencumbered Assets as % of Unsecured Debt (4) Unencumbered assets $7,505,825 224.5% Unsecured debt $3,343,830 Notes: (1) A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%. (2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our unsecured line of credit arrangement is a maximum of 30%. (3) A comparable covenant in our senior unsecured notes is a maximum of 60%. (4) A comparable covenant in our unsecured line of credit arrangement is a minimum of 167%. A comparable covenant in our senior unsecured notes is a minimum of 150%. FINANCIAL 15

INVESTMENT

Gross Investment Activity

	Fourth Quarter 2010					
	Properties	Beds / Units / Square Feet		Amount ($000)	Investment Per Bed / Unit / Square Foot	Initial Cash Yield
Real Property Acquisitions						
Senior housing - operating	7	1,105	units	$ 236,039	$ 213,610	6.0%
CCRC - rental	1	270	units	33,400	123,704	7.0%
Combination - rental	23	2,555	units	672,823	263,336	7.1%
Freestanding independent living	2	214	units	22,475	105,023	8.1%
Freestanding assisted living	2	167	units	34,590	207,126	7.4%
Freestanding dementia care	1	46	units	15,821	343,935	7.0%
Freestanding skilled nursing	2	310	beds	17,300	55,806	9.4%
Medical office buildings	17	1,183,153	sf	347,546	294	7.7%
Land parcels	1			4,300		
Total acquisitions	**56**			**$1,384,294**		**7.1%**
Construction in Progress						
Development projects:						
Combination - rental	7	795	units	$ 19,441		
Freestanding dementia care	1	25	units	588		
Hospitals	3	202	beds	27,159		
Medical office buildings	5	657,500	sf	38,519		
Total development projects	**16**			**85,707**		
Expansion projects:						
CCRC - entrance fee	4	72	units	943		
Combination - entrance fee	4	132	units	2,906		
Hospitals	1	31	beds	1,943		
Total expansion projects	**9**			**5,792**		
Total construction in progress	**25**			**91,499**		
Investments in unconsolidated joint ventures	6			45,745		7.4%
Capital improvements to existing properties				4,251		9.5%
Loan advances				44,765		8.3%
Gross investments				**$1,570,554**		

16

INVESTMENT

Gross Investment Activity

	Year Ended 2010						
	Properties	Beds / Units / Square Feet		Amount ($000)	Investment Per Bed / Unit / Square Foot		Initial Cash Yield
Real Property Acquisitions							
Senior housing - operating	32	3,798	units	$ 746,039	$	196,429	7.0%
CCRC - rental	1	270	units	33,400		123,704	7.0%
Combination - rental	30	3,488	units	815,403		233,774	7.3%
Freestanding independent living	2	214	units	22,475		105,023	8.1%
Freestanding assisted living	9	645	units	107,340		166,419	8.0%
Freestanding dementia care	2	88	units	19,621		222,966	7.3%
Freestanding skilled nursing	2	310	beds	17,300	$	55,806	9.4%
Medical office buildings	36	2,437,574	sf	560,976		230	8.2%
Land parcels	1			4,300			
Total acquisitions	**115**			**$2,326,854**			**7.5%**
Construction in Progress							
Development projects:							
CCRC - entrance fee	1	288	units	$ 11,685			
Combination - entrance fee	1	144	units	5,447			
Combination - rental	12	1,318	units	50,604			
Freestanding dementia care	2	109	units	6,979			
Hospitals	4	262	beds	116,295			
Medical office buildings	7	839,030	sf	129,561			
Total development projects	**27**			**320,571**			
Expansion projects:							
CCRC - entrance fee	4	72	units	3,385			
Combination - entrance fee	4	132	units	7,893			
Hospitals	1	31	beds	6,738			
Total expansion projects	**9**			**18,016**			
Total construction in progress	**36**			**338,587**			
Investments in unconsolidated joint ventures	13			372,809			7.6%
Capital improvements to existing properties				13,628			9.2%
Loan advances				98,735			8.4%
Gross investments				**$3,150,613**			

17

INVESTMENT

Investment Timing

(dollars in thousands)

	Acquisitions/ Joint Ventures	Initial Cash Yield	Loan Advances	Initial Cash Yield	Construction Conversions	Initial Cash Yield	Dispositions	Yield on Sale
October	$ 18,711	8.1%	$ 15,209	9.5%	$ -	0.0%	$ 5,904	13.2%
November	-	0.0%	24,867	7.7%	4,669	8.6%	8,939	11.2%
December	1,411,328	7.1%	4,689	7.5%	16,404	8.5%	61,947	9.1%
Total	**$1,430,039**	**7.1%**	**$ 44,765**	**8.3%**	**$ 21,073**	**8.6%**	**$ 76,790**	**9.5%**

Disposition Activity

(dollars in thousands)

	Fourth Quarter 2010		Year Ended 2010	
	Amount	% of Total	Amount	% of Total
Dispositions by Investment Type				
Real property	$ 68,747	89.5%	$ 184,380	94.0%
Real estate loans receivable	8,043	10.5%	11,852	6.0%
Total	**$ 76,790**	**100.0%**	**$ 196,232**	**100.0%**
Dispositions by Property Type				
Combination - rental		0.0%	$ 19,234	9.8%
Freestanding skilled nursing	$ 62,224	81.0%	152,654	77.8%
Medical office building	6,523	8.5%	14,091	7.2%
Real estate loans receivable	8,043	10.5%	10,253	5.2%
Total	**$ 76,790**	**100.0%**	**$ 196,232**	**100.0%**

Discontinued Operations

(dollars in thousands)

	Fourth Quarter		Year Ended	
	2010	2009	2010	2009
Revenues				
Rental income	$ 3,383	$ 8,169	$ 21,986	$ 42,492
Other income	-	8,059	-	8,059
Expenses				
Interest expense	573	1,435	3,852	7,655
Property operating expenses	659	510	3,345	3,069
Depreciation and amortization	902	2,790	5,425	14,195
Income / (loss) from discontinued operations, net	**$ 1,249**	**$ 11,493**	**$ 9,364**	**$ 25,632**

18

PORTFOLIO

Portfolio Composition

(dollars in thousands)

	Properties		Investment Balance	% of Total		Committed Balance	% of Total
Investment Concentration - By Predominant Service Type							
Senior housing facilities	303	$	4,403,208	49.0%	$	4,519,647	48.8%
Skilled nursing facilities	180		1,257,719	14.0%		1,257,719	13.6%
Hospitals	31		782,879	8.7%		829,793	9.0%
Medical office buldings	162		2,195,435	24.4%		2,300,137	24.9%
Life science buildings (2)	7		346,562	3.9%		346,562	3.7%
Total	**683**	**$**	**8,985,803**	**100.0%**	**$**	**9,253,858**	**100.0%**
Investment Concentration - Senior Housing & Care and Medical Facilities							
Senior housing & care portfolio							
CCRC - entrance fee	5	$	271,786	3.0%	$	278,784	3.0%
CCRC - rental	10		316,848	3.5%		316,848	3.4%
Combination - entrance fee	8		381,475	4.2%		394,222	4.3%
Combination - rental	132		1,671,425	18.6%		1,768,119	19.1%
Dementia care	30		177,965	2.0%		177,965	1.9%
Freestanding senior housing	66		280,794	3.1%		280,794	3.0%
Land	5		16,510	0.2%		16,510	0.2%
Other loans	-		205,989	2.4%		205,989	2.2%
Subtotal senior housing	**256**		**3,322,792**	**37.0%**		**3,439,231**	**37.1%**
Combination skilled nursing	28		197,183	2.2%		197,183	2.1%
Freestanding skilled nursing	152		940,455	10.5%		940,455	10.2%
Other loans	-		120,081	1.3%		120,081	1.3%
Subtotal skilled nursing	**180**		**1,257,719**	**14.0%**		**1,257,719**	**13.6%**
Senior housing - operating (1)	47		1,080,416	12.0%		1,080,416	11.7%
Senior housing & care total	**483**		**5,660,927**	**63.0%**		**5,777,366**	**62.4%**
Medical facilities portfolio							
Long-term acute care	16		211,717	2.4%		211,717	2.3%
Acute care	7		398,226	4.4%		439,041	4.7%
Inpatient rehab	6		138,801	1.5%		144,900	1.6%
Land	2		11,120	0.1%		11,120	0.1%
Other loans	-		23,016	0.3%		23,015	0.3%
Subtotal hospitals	**31**		**782,879**	**8.7%**		**829,793**	**9.0%**
Medical office buldings	162		2,195,435	24.4%		2,300,137	24.9%
Life science buildings (2)	7		346,562	3.9%		346,562	3.7%
Medical facilities total	**200**		**3,324,876**	**37.0%**		**3,476,492**	**37.6%**
Total portfolio	**683**	**$**	**8,985,803**	**100.0%**	**$**	**9,253,858**	**100.0%**

	Bed / Unit / Square Foot			Committed Balance ($000)		Per Bed / Unit / Square Foot
Investment Metrics						
Senior housing	27,863	units	$	4,519,647	$	162,210
Skilled nursing	24,064	beds		1,257,719		52,266
Hospital	1,857	beds		829,793		446,846
Medical office	9,047,167	sf		2,300,137		254
Life science (2)				346,562		
Total			**$**	**9,253,858**		

Notes:
(1) See Senior Housing – Operating disclosure on page 24.
(2) See Life Science disclosure on page 30.

19

PORTFOLIO

Portfolio Concentration

(dollars in thousands)

By Customer	Total Properties	Investment Balance (1)	% of Balances
Merrill Gardens LLC	38	$ 732,211	8.1%
Brandywine Senior Living, LLC	19	612,598	6.8%
Senior Living Communities, LLC	12	595,223	6.6%
Senior Star Living	10	464,062	5.2%
Brookdale Senior Living, Inc.	86	334,946	3.7%
Aurora Health Care, Inc.	18	302,932	3.4%
Signature Healthcare LLC	32	262,219	2.9%
Emeritus Corporation	21	243,333	2.7%
Life Care Centers of America, Inc.	18	197,098	2.2%
Physicians' Hospital of Murrieta, LLC	1	189,981	2.1%
Remaining portfolio	428	5,051,200	56.3%
Total	**683**	**$8,985,803**	**100.0%**

Balances By State	Senior Housing	Skilled Nursing	Hospital	Medical Office	Life Science (1)	Total Properties	Investment Balance	% of Total
Florida	$ 301,118	$ 212,617	$ -	$ 401,991	$ -	83	$ 915,726	10.2%
California	423,880	-	282,868	182,055	-	42	888,803	9.9%
Texas	137,928	171,132	185,391	210,839	-	72	705,290	7.8%
Massachusetts	174,150	115,666	11,120	-	346,562	28	647,498	7.2%
Washington	466,641	-	-	97,268	-	24	563,909	6.3%
Ohio	246,886	179,598	33,110	20,372	-	34	479,966	5.3%
New Jersey	297,082	4,148	35,861	129,944	-	20	467,035	5.2%
Wisconsin	138,571	-	23,061	302,932	-	32	464,564	5.2%
Tennessee	36,208	196,833	-	95,318	-	33	328,359	3.7%
Indiana	228,174	28,439	23,506	20,511	-	21	300,630	3.3%
Remaining portfolio	1,952,570	349,286	187,962	734,205	-	294	3,224,023	35.9%
Total	**$4,403,208**	**$1,257,719**	**$ 782,879**	**$2,195,435**	**$346,562**	**683**	**$8,985,803**	**100.0%**

NOI By State	Senior Housing	Skilled Nursing	Hospital	Medical Office	Life Science (1)	Total Properties	Total NOI (2)	% of Total
California	$ 15,303	$ 51	$ 3,584	$ 2,898	$ -	42	$ 21,836	12.6%
Texas	4,515	4,884	4,338	3,630	-	72	17,367	10.0%
Florida	5,185	6,970	-	4,189	-	83	16,344	9.4%
Massachusetts	2,923	3,683	-	-	7,666	28	14,272	8.2%
Washington	12,975	-	-	-	-	24	12,975	7.5%
Wisconsin	3,170	-	683	6,769	-	32	10,622	6.1%
Ohio	2,460	5,286	820	161	-	34	8,727	5.0%
Tennessee	820	6,424	111	1,259	-	33	8,614	5.0%
North Carolina	6,760	-	-	199	-	54	6,959	4.0%
Indiana	4,644	1,051	1,198	379	-	21	7,272	4.2%
Remaining portfolio	16,449	14,363	5,082	12,260	-	260	48,154	28.0%
Total	**$ 75,204**	**$ 42,712**	**$ 15,816**	**$ 31,744**	**$ 7,666**	**683**	**$ 173,142**	**100.0%**

Notes:

(1) Includes HCN's share of unconsolidated joint ventures.

(2) Represents NOI including discontinued operations for the three months ended December 31, 2010, excluding other income totaling $2,443,000.

20

Top Ten Customer Descriptions Merrill Gardens LLC, located in Seattle, WA, is a privately held corporation organized under the laws of Washington State. The company owns, operates and/or manages 56 IL/AL facilities with over 6,400 units in ten states. As of December 31, 2010, the HCN portfolio consisted of 38 properties in eight states with an investment balance of $732.2 million. Brandywine Senior Living, LLC, headquartered in Mount Laurel, NJ, is a private operator of senior housing communities. They operate 19 communities with over 1,800 beds. As of December 31, 2010, the HCN portfolio consisted of 19 properties in five states with an investment balance of $612.6 million. Senior Living Communities, LLC, located in Charlotte, NC, operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates 12 campuses in five states. As of December 31, 2010, the HCN portfolio consisted of 12 properties in five states with an investment balance of $595.2 million. Senior Star Living, located in Tulsa, OK, is a private operator of CCRCs and independent living, assisted living and Alzheimer’s memory care facilities. The company operates 10 properties in six states. As of December 31, 2010, the HCN portfolio consisted of 10 properties in six states with an investment balance of $464.1 million. Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a national public provider of independent living and assisted living services. The company operates 564 facilities in 35 states with the ability to serve approximately 52,000 residents. As of December 31, 2010, the HCN portfolio consisted of 86 properties in 16 states with an investment balance of $334.9 million. Aurora Health Care, Inc., located in Milwaukee, WI, is a private operator of over 230 hospitals, pharmacies and clinics in eastern Wisconsin. As of December 31, 2010, the HCN portfolio consisted of 18 properties with an investment balance of $302.9 million. Signature Healthcare LLC, located in Palm Beach Gardens, FL, is a private operator of skilled nursing facilities spread among seven states. The company operates 66 skilled nursing facilities with over 7,600 beds. As of December 31, 2010, the HCN portfolio consisted of 32 properties in four states with an investment balance of $262.2 million. Emeritus Corporation (NYSE:ESC), located in Seattle, WA, is a national public provider of independent living, assisted living and Alzheimer’s services. The company operates 452 communities representing capacity for approximately 45,600 residents in 43 states. As of December 31, 2010, the HCN portfolio consisted of 21 properties in 16 states with an investment balance of $243.3 million. Life Care Centers of America, Inc., located in Cleveland, TN, is one of the largest private owners and operators of skilled nursing facilities in the country. The company has grown to more than 229 skilled nursing, assisted living, retirement, home care and Alzheimer’s centers in 28 states. As of December 31, 2010, the HCN portfolio consisted of 18 properties in 11 states with an investment balance of $197.1 million. Physicians’ Hospital of Murrieta, LLC, located in Murrieta, CA, was formed in 2005 to operate Loma Linda University Medical Center — Murrieta, a general acute care hospital in Murrieta, CA. The company is comprised of Loma Linda University Medical Center, local physicians, and a developer. As of December 31, 2010, the HCN portfolio consists of one property with an investment balance of $190.0 million. PORTFOLIO 21

PORTFOLIO 22 Metropolitan Statistical Area Concentration (1) (dollars in thousands) Top 31 Top 75 Top 100 Senior housing $2,019,661 $2,767,473 $3,016,529 % of senior housing 45.9% 62.9% 68.5% Skilled nursing 375,130 681,860 736,139 % of skilled nursing 29.8% 54.2% 58.5% Hospital 390,121 661,754 697,603 % of hospital 49.8% 84.5% 89.1% Medical office 1,260,836 1,708,462 1,863,161 % of medical office 57.4% 77.8% 84.9% Life science (2) 346,562 346,562 346,562 % of life science 100.0% 100.0% 100.0% Total portfolio $4,392,310 $6,166,111 $6,659,994 % of total portfolio 48.9% 68.6% 74.1% Region Concentration (dollars in thousands) Total Investment % of Properties Balance (2) Total By Region (3) South Atlantic 182 $1,754,316 19.5% East North Central 110 1,526,463 17.0% Pacific 69 1,486,747 16.5% Middle Atlantic 45 924,910 10.3% West South Central 104 866,915 9.6% New England 41 728,935 8.1% West North Central 28 595,664 6.6% Mountain 44 560,105 6.2% East South Central 60 541,748 6.2% Total 683 $8,985,803 100.0% Notes: (1) Metropolitan statistical areas are as defined by the U.S. Census Bureau. Top 31, 75 and 100 classifications are reported per the National Investment Center Market Area Profiles Subscription Service. (2) Includes HCN’s share of unconsolidated joint ventures. (3) Region definitions are derived from census bureau definitions and are itemized in the glossary.

PORTFOLIO

Portfolio Performance

	Age	Occupancy	TTM CBMF (2)	TTM CAMF (2)	Facility Revenue Mix Private Pay	Facility Revenue Mix Medicaid	Facility Revenue Mix Medicare
Stable Portfolio (1)							
Senior housing - triple net (3)	11	88.9%	1.54x	1.32x	86.5%	9.6%	3.9%
Senior housing - operating	15	91.9%	n/a	n/a	100.0%	0.0%	0.0%
Skilled nursing	23	84.9%	2.42x	1.79x	19.8%	51.3%	28.9%
Hospital	14	62.9%	2.66x	2.33x	32.0%	4.1%	63.9%
Medical office	11	93.1%	n/a	n/a	100.0%	0.0%	0.0%
Total	**13**		**2.12x**	**1.68x**			

Notes:
(1) Data as of December 31, 2010 for medical office and senior housing-operating and September 30, 2010 for remaining asset types.
(2) Represents trailing twelve month coverage metrics.
(3) Excludes entrance fee portfolio.

Entrance Fee Portfolio

	Properties	Average Age	Investment Balance (millions)	Entrance Fee Units	Entrance Fee Occupancy	Rental Units	Rental Occupancy
Entrance Fee Portfolio							
Open Properties	13	6	$653.3	1,442	53%	1,010	85%

Same Store NOI Growth

(dollars in thousands)

	Properties (1)	4Q09 Same Store NOI*	4Q10 Same Store NOI*	% Change
Same Store Portfolio				
Senior housing	190	$ 39,658	$ 40,822	2.9%
Skilled nursing	177	33,888	35,547	4.9%
Hospitals	21	9,936	10,330	4.0%
Total	**388**	**$ 83,482**	**$ 86,699**	**3.9%**

* Same store NOI represents cash-only rent or interest income excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

Notes:
(1) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.

23

PORTFOLIO 24 Portfolio Composition — Senior Housing-Operating (dollars in thousands; dollar amounts represent 100% of partnerships) 4Q10A 1Q11A 2Q11A 3Q11A 4Q11A Total Senior Housing — Operating Performance Properties 47 Average age (years) 15 Units 6,075 Investment balance $1,080,416 Occupancy 91.9% Total revenues $38,197 Operating expenses $24,628 NOI $13,569 Depreciation and amortization $14,974 Interest expense $4,485 Transaction costs $ (444) Net income (loss) $ (5,446) Net income (loss) attributable to noncontrolling interests $ (1,089) Net income (loss) attributable to common stockholders $ (4,357) Total cap-ex / TI / LC $2,131 Weighted Blended Average Amount Interest Rate Maturity Secured Debt (1) Principal balance $487,706 6.2% 8.4 Properties Units % of Total By State Washington 14 1,599 26.3% California 16 1,997 32.9% Ohio 2 338 5.6% Missouri 2 357 5.9% Illinois 1 346 5.7% Other 12 1,438 23.6% Total 47 6,075 100.0% Notes: (1) Non-recourse debt to HCN, secured by the joint ventures’ assets.

Same Store (146 properties)
Stable

Portfolio Performance - Senior Housing

(excludes entrance fee and operating portfolios)

Trailing Twelve Month Payment Coverage Before Management Fees


1.70
1.60
1.50
1.40
1.30
1.56x
1.54x
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10

basis points	3Q10 / 3Q09	3Q10 / 2Q10
Same Store	(1)	1
Stable	(3)	-

Occupancy


95%
90%
85%
80%
75%
88.9%
88.2%
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10

basis points	3Q10 / 3Q09	3Q10 / 2Q10
Same Store	(50)	20
Stable	(20)	60

Revenue per Occupied Unit


$4,700
$4,500
$4,300
$4,100
$3,900
$4,513
$4,473
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10

(% chg)	3Q10 / 3Q09	3Q10 / 2Q10
Same Store	3.7%	1.6%
Stable	2.8%	0.9%

Expense per Occupied Unit


$3,000
$2,750
$2,500
$2,250
$2,000
$2,988
$2,930
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10

(% chg)	3Q10 / 3Q09	3Q10 / 2Q10
Same Store	3.9%	4.7%
Stable	1.7%	2.9%

PORTFOLIO

25

PORTFOLIO

Portfolio Performance - Skilled Nursing

Same Store (183 properties)
Stable

Trailing Twelve Month Payment Coverage Before Management Fees


2.5
2.4
2.3
2.2
2.1
2.46x
2.42x
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10

basis points	3Q10 / 3Q09	3Q10 / 2Q10
Same Store	6	(1)
Stable	3	(1)

Occupancy


90%
85%
80%
75%
70%
84.9%
84.4%
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10

basis points	3Q10 / 3Q09	3Q10 / 2Q10
Same Store	30	(20)
Stable	40	(10)

Revenue per Occupied Bed


$7,100
$6,900
$6,700
$6,500
$6,300
$7,064
$7,033
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10

(% chg)	3Q10 / 3Q09	3Q10 / 2Q10
Same Store	3.0%	1.3%
Stable	3.1%	1.2%

Expense per Occupied Bed


$6,000
$5,500
$5,000
$4,500
$4,000
$5,740
$5,661
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10

(% chg)	3Q10 / 3Q09	3Q10 / 2Q10
Same Store	3.0%	2.6%
Stable	3.0%	2.7%

26

PORTFOLIO

Same Store (11 properties)
Stable

Portfolio Performance - Hospitals

Trailing Twelve Month Payment Coverage Before Management Fees


3.0
2.8
2.6
2.4
2.2
2.81x
2.66x
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10

basis points	3Q10 / 3Q09	3Q10 / 2Q10
Same Store	23	(9)
Stable	22	1

Occupancy


70%
65%
60%
55%
50%
63.6%
62.9%
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10

basis points	3Q10 / 3Q09	3Q10 / 2Q10
Same Store	166	(103)
Stable	228	24

27

PORTFOLIO

Portfolio Composition - Medical Office Buildings

(dollars in thousands)

	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
On Campus	66	4,372,017	$ 1,149,378	$ 24,123	$ 6,773	$ 17,350	12	93.6%
Off Campus-Affiliated	36	1,900,678	402,674	10,819	3,342	7,477	10	93.5%
Off Campus	44	1,640,595	488,332	9,496	2,518	6,978	12	91.5%
Subtotal	**146**	**7,913,290**	**2,040,384**	**44,438**	**12,633**	**31,805**	**11**	**93.1%**
Equity investment (1)	6	405,414	47,132	-	-	-		
Held-for-sale	-	-	-	254	306	(52)		
Development	4	605,542	85,512	-	-	-		
Loans	3	122,921	9,179	151	-	151		
Land	3	-	13,228	-	-	-		
Total	**162**	**9,047,167**	**$ 2,195,435**	**$ 44,843**	**$ 12,939**	**$ 31,904**		

Portfolio Performance - Medical Office Buildings

(dollars in thousands)

	4Q09	1Q10	2Q10	3Q10	4Q10
Total MOB Performance					
Properties*	107	125	127	128	146
Square feet*	5,247,016	6,454,888	6,560,674	6,678,874	7,913,290
Investment balance*	$ 1,389,082	$ 1,608,874	$ 1,626,012	$ 1,650,801	$ 2,040,384
Occupancy*	91.3%	92.6%	92.6%	93.0%	93.1%
Total revenue*	$ 35,365	$ 39,556	$ 41,946	$ 43,675	$ 44,438
Operating expenses*	$ 11,455	$ 12,513	$ 12,497	$ 12,855	$ 12,633
NOI from continuing operations*	$ 23,910	$ 27,043	$ 29,449	$ 30,820	$ 31,805
NOI from discontinued operations	$ 360	$ 303	$ 51	$ (150)	$ (52)
Total cap-ex / TI / LC	$ 5,025	$ 3,771	$ 5,060	$ 4,754	$ 5,997
Expired (square feet)* (2)	605,200	623,878	599,045	618,778	553,187
Retained (square feet)* (2)	457,718	512,078	474,588	518,829	469,921
Retention rate* (2)	75.6%	82.1%	79.2%	83.8%	84.9%

	4Q09	1Q10	2Q10	3Q10	4Q10
Same Store Performance*					
Properties	105	105	105	105	105
Square feet	5,095,567	5,095,567	5,095,567	5,095,567	5,095,567
Investment balance	$ 1,343,327	$ 1,326,948	$ 1,318,979	$ 1,311,236	$ 1,305,728
Occupancy	91.7%	91.4%	91.4%	91.7%	92.1%
Cash revenue	$ 33,182	$ 33,436	$ 33,334	$ 33,805	$ 34,168
Operating expenses	$ 10,984	$ 11,818	$ 11,816	$ 11,940	$ 11,509
Cash NOI	$ 22,198	$ 21,618	$ 21,518	$ 21,865	$ 22,659

	2011	2012	2013	2014	2015
Remaining Lease Expirations*					
Square feet	460,591	586,504	498,004	501,570	507,313
% of total portfolio	5.8%	7.4%	6.3%	6.3%	6.4%

* Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, terminations and discontinued operations.

Notes:

(1) Balance reflected at HCN's ownership interest in unconsolidated joint venture properties.

(2) Amounts represent trailing twelve months from the indicated quarter end.

28

PORTFOLIO

Portfolio Concentration - Medical Office Buildings

By Tenant*	Square Feet	% of Total
Aurora Health Care, Inc.	1,441,588	18.2%
Melbourne Internal Medicine Associates	352,839	4.5%
Tenet Health Systems	280,012	3.5%
Baptist Health System, Inc	161,933	2.0%
United HealthCare Services, Inc	160,855	2.0%
Remaining Portfolio	5,516,063	69.8%
Total	**7,913,290**	**100.0%**

*Excludes development, mortgages and held-for-sale properties.

By Region*	Properties	Square Feet	% of Total	Committed Balance ($000s)	Committed Balance per Square Foot
South Atlantic	50	1,856,560	20.5%	$ 532,808	$ 287
East North Central	24	1,664,573	18.4%	351,209	211
Pacific	15	1,081,030	11.9%	339,749	314
Middle Atlantic	14	1,072,915	11.9%	278,806	260
Mountain	17	956,044	10.6%	234,933	246
West South Central	17	942,491	10.4%	222,258	236
East South Central	15	799,483	8.8%	147,323	184
West North Central	10	674,071	7.5%	193,051	286
Total	**162**	**9,047,167**	**100.0%**	**$ 2,300,137**	**$ 254**

*Region definitions are derived from U.S. Census Bureau definitions and are itemized in the glossary.

By State	Properties	Square Feet	% of Total	Committed Balance ($000s)	Committed Balance per Square Foot
Wisconsin	18	1,441,588	15.9%	$ 302,932	$ 210
Florida	30	1,256,598	13.9%	401,991	320
Texas	16	897,688	9.9%	210,839	235
New Jersey	6	698,395	7.7%	200,832	288
California	10	687,022	7.6%	201,436	293
Tennessee	8	408,107	4.5%	95,318	234
Arizona	5	338,529	3.7%	89,527	264
Washington	4	330,844	3.7%	111,702	338
Nevada	9	324,992	3.6%	106,722	328
Alabama	5	304,050	3.4%	39,621	130
Remaining portfolio	51	2,359,354	26.1%	539,217	229
Total	**162**	**9,047,167**	**100.0%**	**$ 2,300,137**	**$ 254**

29

PORTFOLIO

Portfolio Composition - Life Science Buildings

(dollars in thousands; dollar amounts represent HCN's 49% ownership interest)

	1Q10A	2Q10A	3Q10A	4Q10A	1Q11A
Total Life Science Performance					
Properties	6	7	7	7	
Average age (years)	10	12	12	12	
Square feet	1,062,067	1,188,132	1,188,132	1,188,132	
Investment balance	$ 325,925	$ 352,385	$ 349,832	$ 346,562	
Occupancy	100.0%	100.0%	100.0%	100.0%	
Total revenues (1)	$ 3,725	$ 9,355	$ 10,401	$ 10,521	
Operating expenses	$ 1,101	$ 2,716	$ 3,035	$ 2,855	
NOI	$ 2,624	$ 6,639	$ 7,366	$ 7,666	
Depreciation and amortization	$ 775	$ 2,323	$ 2,696	$ 2,720	
Interest expense	$ 923	$ 2,114	$ 2,362	$ 2,360	
Asset management fee	$ 158	$ 374	$ 409	$ 409	
Net income (loss)	$ 768	$ 1,828	$ 1,899	$ 2,177	
Total cap-ex / TI / LC	$ -	$ -	$ -	$ -	

	Amount	Blended Interest Rate	Weighted Average Maturity
Secured Debt (2)			
Principal balance	$ 154,002	7.1%	3.2

	Square Feet	% of Total
By Tenant		
Millennium (Takeda)	628,934	52.9%
Alkermes	210,248	17.7%
Brigham & Women's Hospital	125,096	10.5%
Ariad Pharmaceuticals	100,361	8.4%
Novartis	70,475	5.9%
Genzyme	52,518	4.4%
Other Tenants	500	0.2%
Total (3)	**1,188,132**	**100.0%**

Notes:

(1) Include amortization of below market rents and straight-line rent of $1,150,000 for the three months ended December 31, 2010.

(2) Non-recourse debt to HCN, secured by the joint ventures' assets.

(3) Excludes two parking garages consisting of 1,709 spaces included in the Forest City Enterprises joint venture.

30

PORTFOLIO

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/09	2010 YTD Funding	2010 YTD Conversions	CIP Balance at 12/31/10
Development Properties						
CCRC - entrance fee	1	288	$ 99,749	$ 11,685	$ (111,434)	$ -
Combination - entrance fee	1	144	49,543	5,447	(54,990)	-
Combination - rental	12	1,318	79,009	50,603	(91,406)	38,206
Freestanding dementia care	2	109	8,225	6,979	(15,204)	-
Hospital	4	262	189,416	116,295	(96,829)	208,882
Medical office	7	839,030	21,498	129,561	(65,547)	85,512
Sub-total	**27**		**$ 447,440**	**$ 320,570**	**$ (435,410)**	**$ 332,600**
Expansion Projects						
CCRC - entrance fee	4	72	$ 3,355	$ 3,386	$ (979)	$ 5,762
Combination - entrance fee	4	132	6,037	7,893	(2,237)	11,693
Hospital	1	31	-	6,738	-	6,738
Sub-total	**9**		**9,392**	**18,017**	**(3,216)**	**24,193**
Total	**36**		**$ 456,832**	**$ 338,587**	**$ (438,626)**	**$ 356,793**

Development Funding Projections *

(dollars in thousands)

	Projects	Beds / Units / Square Feet	Initial Yield	Projected Future Funding: 2011 Funding	2012 Funding	Funding Thereafter	Unfunded Commitments	Committed Balances
Development Properties								
Combination - rental	7	795	8.7%	$ 96,694	$ -	$ -	$ 96,694	$134,900
Hospital	3	202	9.5%	43,893	-	-	43,893	252,775
Medical office	4	605,654	8.6%	71,314	33,388	-	104,702	190,214
Total	**14**			**$211,901**	**$ 33,388**	**$ -**	**$ 245,289**	**$577,889**

Development Project Conversion Estimates*

(dollars in thousands)

Quarterly Conversions

	Amount	Projected Initial Cash Yields (1)
1Q10 actual	$ 162,727	7.2%
2Q10 actual (2)	217,014	9.2%
3Q10 actual	35,492	9.3%
4Q10 actual	20,177	8.6%
1Q11 estimate	59,100	8.8%
2Q11 estimate	262,275	9.3%
3Q11 estimate	28,000	0.0%
4Q11 estimate	129,650	8.6%
Total	**$ 914,435**	

Annual Conversions

	Amount	Projected Initial Cash Yields (1)
2010 actual (2)	$ 435,410	8.2%
2011 estimate	479,025	9.1%
2012 estimate	98,864	8.4%
2013 estimate	-	0.0%
2014+ estimate	-	0.0%
Total	**$ 1,013,299**	

Notes:
* Excludes expansion projects
(1) Actual initial yields may be higher if the underlying market rates increase.
(2) Yields exclude project in transition to a new operator at time of development completion.

31

PORTFOLIO

Unstabilized Properties

(dollars in thousands)

Property Type	9/30/10 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	12/31/10 Properties
CCRC - entrance fee	3	0	0	0	3
CCRC - rental	3	(1)	0	0	2
Combination - entrance fee	7	0	0	0	7
Combination - rental	22	(5)	1	(2)	16
Freestanding assisted living	2	(1)	0	0	1
Freestanding dementia care	4	0	0	0	4
Freestanding skilled nursing	2	0	0	0	2
Long term acute care hospital	3	0	0	0	3
Acute care hospital	1	0	0	0	1
Total	**47**	**(7)**	**1**	**(2)**	**39**

Property Type	12/31/10 Properties	Beds / Units	Investment Balance	% of Total Investment
CCRC - entrance fee	3	644	$ 205,145	2.3%
CCRC - rental	2	634	153,209	1.7%
Combination - entrance fee	7	1,159	321,672	3.6%
Combination - rental	16	1,841	304,386	3.4%
Freestanding assisted living	1	101	15,516	0.2%
Freestanding dementia care	4	228	35,843	0.4%
Freestanding skilled nursing	2	240	32,305	0.3%
Long term acute care hospital	3	152	42,459	0.5%
Acute care hospital	1	60	102,221	1.1%
Total	**39**	**5,059**	**$ 1,212,756**	**13.5%**

Occupancy	9/30/10 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	12/31/10 Properties
0 - 50%	22	(1)	1	0	(8)	14
50% - 70%	16	(2)	0	0	5	19
70% +	9	(4)	0	0	1	6
Total	**47**	**(7)**	**1**	**0**	**(2)**	**39**

Occupancy	12/31/10 Properties	Months In Operation	Revenues	% of Total Revenues (1)	Investment Balance	% of Total Investment
0 - 50%	14	15	$ 42,441	5.9%	$ 597,843	6.7%
50% - 70%	19	24	36,889	5.1%	432,710	4.8%
70% +	6	34	13,137	1.8%	182,203	2.0%
Total	**39**	**23**	**$ 92,467**	**12.9%**	**$ 1,212,756**	**13.5%**

Notes:
(1) Includes annualized revenues as presented on page 13.

32

Portfolio Trends PORTFOLIO Customer Concentration Trend (1) 45% 43.7% 40% 35% 30% 30.4% 25% 20% 12/31/2007 12/31/2008 12/31/2009 12/31/2010 Property Type Trend (2) 50% 48.8% 40% 30% 24.9% 20% 10% 13.6% 9.0% 0% 3.7% 12/31/2007 12/31/2008 12/31/2009 12/31/2010 Payor Mix Trend (3) 75% 74.1% 60% 45% 30% 13.0% 15% 12.9% 0% 12/31/2006 12/31/2007 12/31/2008 9/30/2010 Notes: Top 10 Top 5 SNH MOB SNF HOS LSB Private Medicaid Medicare (1) Customer concentration trend based on investment balances for the dates presented. (2) Property type trend based on committed investment balances for the dates presented. (3) Payor mix is weighted by investment balance including stable and unstabilized properties but excluding properties under construction. 33

GLOSSARY 34 Age: Current year, less the year built, adjusted for major renovations. Assisted Living: Assisted living facilities are state regulated rental properties that provide the same services as independent living facilities, but also provide supportive care from trained employees to residents who require assistance with activities of daily living, including management of medications, bathing, dressing, toileting, ambulating and eating. CAMF: Coverage after management fees represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. CAMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants. CBMF: Coverage before management fees represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. CBMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services. Combination: A property that offers two or more levels of care (i.e. independent living, assisted living, dementia and skilled nursing), but does not meet the definition of a CCRC. Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced. Construction Conversion: Represents completed construction projects that were placed into service and began earning rent. Dementia Care: Certain assisted living facilities may include state licensed settings that specialize in caring for those afflicted with Alzheimer’s disease and/or similar forms of dementia. EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. Management fees are imputed at 5% of revenues for independent living, assisted living, skilled nursing and CCRCs and at 3% for hospitals which the company believes represent typical management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information. EBITDAR is used to calculate CAMF. EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information. EBITDARM is used to calculate CBMF. Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable. Expense per Occupied Unit: Represents the ratio of revenue less EBITDARM to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely b y tenants/borrowers to calculate expense per occupied unit and has not independently verified the information.

Freestanding: A property that offers one level of service. Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities. Independent Living: Independent living facilities are age-restricted multi-family properties with central dining facilities that provide residents access to meals and other services such as housekeeping, linen service, transportation and social and recreational activities. Initial Cash Yield: Represents annualized contractual or projected income to be received in cash at date of investment divided by investment amount. Investment Amount: Acquisitions — Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP. New loans — Represents face amount of new loan. Construction conversion — Represents book balance converted from CIP to real property upon completion. Capital improvements to existing properties — Represents cash funded to tenants under an existing lease agreement. Loan advances — Represents cash funded to operators under an existing loan agreement. Investment Balance: Represents net book value of real estate investments or the company’s interest in unconsolidated joint ventures as reflected on the company’s balance sheet. Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies. Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services. Metropolitan Statistical Area: Metropolitan statistical areas are geographic entities defined by the U.S. Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating and publishing Federal statistics. The NIC MAP™ Data and Analysis Service provides revenue, supply and demographic information for the IL/CCRC, assisted living, and skilled nursing service types and commonly aggregates the information for the top 31, top 75 and top 100 MSAs. The company provides investment balance information in the same categories as another measure of geographic concentration. Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Off Campus: Properties that are neither on campus nor off campus affiliated. Off Campus-Affiliated: Properties not on campus are considered affiliated with a hospital or health system if one or more of the following conditions are met: 1) a ground lease is maintained with a hospital or system entity; 2) a master lease is maintained with a hos pital or system entity; 3) significant square footage is leased to a hospital or system entity; or 4) the property includes an ambulatory surgery center with a hospital partnership interest. GLOSSARY 35

GLOSSARY 36 On Campus: Properties are considered on campus if one or more of the following criteria are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; or 3) the building is physically connected to the hospital regardless of the land ownership structure. Region Definitions: Eight divisions as established by the Census Bureau. New England — Connecticut , Maine , Massachusetts, New Hampshire, Rhode Island, Vermont. Middle Atlantic — New Jersey, New York, Pennsylvania. East North Central — Indiana, Illinois, Michigan, Ohio, Wisconsin. West North Central — Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota. South Atlantic — Delaware, District of Columbia, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, West Virginia. East South Central — Alabama, Kentucky, Mississippi, Tennessee. West South Central — Arkansas, Louisiana, Oklahoma, Texas. Mountain — Arizona, Colorado, Idaho, New Mexico, Montana, Utah, Nevada, Wyoming. Pacific — Alaska, California, Hawaii, Oregon, Washington. Renewal Rate: The ratio of total square feet expiring and available for lease to total renewed square feet. Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant. Rental: A property where the resident pays a monthly market rate for the level of care provided, but is not required to pay a substantial upfront fee. Revenue per Occupied Unit: Represents the ratio of total revenue to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate revenue per occupied unit and has not independently verified the information. Same Store: For the medical office building portfolio, same store is defined as those properties owned for the entire previous five quarters. Properties acquired, developed or classified in discontinued operations are excluded from the same store amounts. For all other property types, same store is defined as those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period, unless otherwise noted. Excludes senior housing — operating portfolio. Senior Housing: Includes freestanding independent living, assisted living or dementia care properties as well as combination properties with multiple service levels on one campus. May also include CCRCs or properties that require an entrance fee. Skilled Nursing: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement. Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards. Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved payment CAMF of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Entrance fee communities are considered stable after achieving aggregate property occupancy of 80% or more. Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization. Yield on Sale: Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds.

The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for certain items detailed on page 13. FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed on page 13. The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. EBITDA stands for earnings before interest, taxes, depreciation and amortization. A covenant in our line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.75 times. Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of the company’s properties at the property level on an unleveraged ba sis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our properties. Other than Adjusted EBITDA, the company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding. SUPPLEMENTALREPORTINGMEASURES 37

HEALTH CARE REIT, INC. 4500 Dorr Street Toledo, OH 43615-4040 419.247.2800 main 419.247.2826 fax www.hcreit.com